[VENTAS LOGO]

                Ventas, Inc. 4360     Brownsboro Road Suite 115
  Louisville, Kentucky 40207-1642      (502) 357.9000      (502) 357.9001 Fax

                                         Contacts: Debra A. Cafaro
                                                   President and CEO
                                                   or
                                                   Richard A. Schweinhart
                                                   Senior Vice President and CFO
                                                   (502) 357-9000


             VENTAS SELLS $50 MILLION SENIOR THI LOAN TO GE CAPITAL
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                      REDUCES DEBT BALANCE TO $756 MILLION
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                        VENTAS SETTLES DISPUTE WITH ATRIA

Louisville, KY (January 6, 2003) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today that it has sold the senior loan it originated in its recent transaction with Trans Healthcare, Inc. ("THI") to GE Capital. The Company used the proceeds from the sale to reduce its outstanding indebtedness, which currently stands at approximately $756 million.

     The transaction with THI was structured as a senior loan, a mezzanine loan and a sale-leaseback. The senior loan was funded by Ventas in the original principal amount of $45 million. In connection with the sale of the senior loan to GE Capital, Ventas used the unique re-sizing feature of the loan structure to increase the principal amount of the senior loan to $50 million and reduce the principal amount of the mezzanine loan from $22 million to $17 million. Together with the $53 million sale-leaseback investment Ventas made in THI senior housing and healthcare assets, Ventas's total net investment with THI, following the sale of the senior loan to GE Capital, is currently $70 million. Ventas said it expects to record a small gain on the sale of the THI loan.

     The senior loan sold to GE Capital is secured by first mortgages on 17 skilled nursing facilities and one related assisted living facility, 14 of which are in Ohio and four of which are in Maryland, containing a total of 1,402 beds.

     Ventas also said today that effective December 31, 2002, it repurchased $34 million of Senior Notes out of the proceeds of the recently completed stock offering. The Company purchased $783,000 of Series A 8 3/4% Senior Notes due 2009 and $33,179,000 of Series B 9% Senior Notes due 2012 in open market purchases. The total purchase price aggregated $37 million. As a result of these purchases, Ventas said it will report an extraordinary loss of approximately $4 million in the 2002 fourth quarter on the extinguishment of debt. The Company has no current intention to repurchase any additional Senior Notes.

     "With our recent equity offering and the sale of our senior THI loan to GE Capital, we have repaid over $140 million in debt, " Ventas President and CEO Debra A. Cafaro said. "We believe that our strengthened balance sheet and significant capital availability and liquidity will allow us to continue to improve our Company for the benefit of our shareholders in 2003."

VENTAS SETTLES DISPUTE WITH ATRIA

     Ventas also announced that it has settled its dispute with Atria, Inc. regarding the parties' respective rights and obligations relative to the issuance of mortgage resident bonds to residents of "New Pond Village," a senior housing facility in Walpole, Massachusetts operated by Atria and formerly owned by the Company. Under the


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Ventas, Inc.
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January 6, 2003
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settlement, Ventas was released from liabilities relating to all existing and future mortgage resident bonds, including the obligation to pay approximately $26 million of outstanding mortgage resident bonds. Ventas and Atria also agreed to dismiss the lawsuit previously filed by Atria pertaining to this dispute and Atria released the Company from all claims related to this matter. Ventas was not required to pay any amounts in connection with the settlement.

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 220 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the Company's spin-off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) a downgrade in the rating of Ventas Realty, Limited Partnership's outstanding debt securities by one or more rating agencies which could have the effect of, among other things, an increase in the cost of borrowing for the Company, (i) the ability of the Company's operators to deliver high quality care and to attract patients, (j) the results of litigation affecting the Company, (k) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (l) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (m) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreements and the Company's net worth and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under one of these interest rate swap agreements, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998, (p) final determination of the Company's taxable net income for the year ending December 31, 2002, (q) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (r) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, particularly in the state of Florida, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities, and (s) the value of the Company's common stock in Kindred and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of common stock in Kindred. Many of such factors are beyond the control of the Company and its management.


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